Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-168298

PROSPECTUS SUPPLEMENT NO. 2

7,510,038 SHARES OF COMMON STOCK

ADVAXIS, INC.

This prospectus supplement amends the prospectus dated February 28, 2011, to allow the selling stockholders named in the prospectus (the “Selling Stockholders”) to resell, from time to time, up to (i) 3,500,000 shares of our common stock held by one of the Selling Stockholders and (ii) 4,010,038 shares of our common stock issuable upon the exercise of a warrant held by one of the Selling Stockholders.

We will not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. This prospectus supplement is being filed to include the information set forth in our Current Report on Form 8-K filed on April 7, 2011, which is set forth below. This prospectus supplement should be read in conjunction with the prospectus dated February 28, 2011 and the prospectus supplement No. 1 dated March 17, 2011, which are to be delivered with this prospectus supplement.

Our common stock is quoted on the Over-The-Counter Bulletin Board, or OTC Bulletin Board, under the symbol ADXS.OB.  On April 6, 2011, the last reported sale price per share for our common stock as reported by the OTC Bulletin Board was $0.135.

Investing in our common stock involves a high degree of risk.  We urge you to carefully consider the ‘‘Risk Factors’’ beginning on page 5 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is April 7, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2011

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Technology Center of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2011, Advaxis, Inc. (the “Company”), Optimus Capital Partners, LLC, a Delaware limited liability company, d/b/a Optimus Life Sciences Capital Partners, LLC (the “Investor”) and Optimus CG II, Ltd., an affiliate of the Investor (the “Holder”) entered into an amendment (the “Amendment”) to the Preferred Stock Purchase Agreement dated July 19, 2010 (the “Purchase Agreement”) between the Company and Investor.  Pursuant to the terms of the Purchase Agreement, the Investor remains obligated, from time to time until July 19, 2013, to purchase up to an additional 284 shares of non-convertible, redeemable Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”) at a purchase price of $10,000 per share upon notice from the Company to the Investor, subject to the satisfaction of certain conditions set forth in the Purchase Agreement.

In order to satisfy certain conditions set forth in the Purchase Agreement that would allow the Company to require the Investor to purchase the remaining shares of Series B Preferred Stock under the Purchase Agreement, the Amendment provides that, among other things, the Company will issue to the Holder a three-year warrant (the “Additional Warrant”) to purchase up to an additional 25,560,000 shares of the Company’s common stock, at an initial exercise price of $0.15 per share, subject to adjustment as described below.  The Additional Warrant will become exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of the Company’s common stock issuable upon exercise of the Additional Warrant (the “Warrant Shares”) becomes effective and (ii) the first date on which such Warrant Shares are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the Additional Warrant).  The Additional Warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Purchase Agreement.  On each tranche notice date, that portion of the Additional Warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date.  On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the Additional Warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date.  The exercise price of the Additional Warrant may be paid (at the option of the Investor) in cash or by the Investor’s issuance of a four-year, full-recourse promissory note (each, a “Promissory Note”), bearing interest at 2% per annum, and secured by specified portfolio of assets.  However, no Promissory Note will be due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Company’s Series B Preferred Stock issued or outstanding.  The Additional Warrant also provides for cashless exercise in certain circumstances. If a “Funding Default” (as such term is defined in the Additional Warrant) occurs and the Additional Warrant has not previously been exercised in full, the Company has the right to demand surrender of the Additional Warrant (or any remaining portion thereof) without compensation, and the Additional Warrant will automatically be cancelled.

On April 4, 2011, the Company and the Holder also entered into an Amended and Restated Security Agreement to ensure that any Promissory Note issued upon exercise of the Additional Warrant will be entitled to the benefits of the security and collateral provisions of the Security Agreement dated as of July 19, 2010.

The foregoing descriptions are qualified in their entirety by reference to the Additional Warrant and the appendices thereto (including, without limitation, the form of Secured Promissory Note), a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety, the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety, and the Amended and Restated Security Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

On April 4, 2011, the Company issued the Additional Warrant.  The information provided in Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference in its entirety.

The Additional Warrant is being offered and sold to the Holder in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Holder is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. Except as provided in the Purchase Agreement, as amended pursuant to the Amendment, with respect to the Warrant Shares, the securities described above have not been and will not be registered under the Securities Act or any state securities or “blue sky” laws, and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom. This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

4.1	Warrant to Purchase Common Stock issued to Optimus CG II Ltd. pursuant to Amendment No. 1 to the Series B Preferred Stock Purchase Agreement.

10.1	Amendment No. 1 to Series B Preferred Stock Purchase Agreement dated April 4, 2011 by and between Optimus Capital Partners, LLC, Optimus CG II Ltd. and Advaxis, Inc.

10.2	Amended and Restated Security Agreement between Optimus CG II Ltd. and Advaxis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2011	Advaxis, Inc.

	By:	/S/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Warrant to Purchase Common Stock issued to Optimus CG II Ltd. pursuant to Amendment No. 1 to the Series B Preferred Stock Purchase Agreement.

10.1	Amendment No. 1 to Series B Preferred Stock Purchase Agreement dated April 4, 2011 by and between Optimus Capital Partners, LLC, Optimus CG II Ltd. and Advaxis, Inc.

10.2	Amended and Restated Security Agreement between Optimus CG II Ltd. and Advaxis, Inc.

Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Advaxis, Inc.

Warrant To Purchase Common Stock

Warrant No.: 2011-1	Issuance Date: April 4, 2011

Number of Warrant Shares: 25,560,000	Initial Exercise Price: $0.15

Advaxis, Inc., a Delaware corporation (“Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optimus CG II, Ltd., a Cayman Islands exempted company, the holder hereof, or its designees or assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times during the Exercise Period (as defined below), that number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth above (the “Warrant Shares”); provided, however, that this Warrant may only be exercised, from time to time, for that number of shares of Common Stock that may be purchased by payment of an Aggregate Exercise Price (as defined below) equal to up to 135% of the cumulative amount of Tranche Purchase Prices under Tranche Notices delivered prior to or on the date of exercise.

This Warrant is issued pursuant to the Preferred Stock Purchase Agreement dated July 19, 2010, by and among the Company and the investor referred to therein, as amended by the Amendment, dated as of April 4, 2011 (the “Purchase Agreement”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in ARTICLE 13 hereof or, if not defined in such ARTICLE 13, in the Purchase Agreement.

This Warrant shall consist of and be exercisable in tranches (each, a “Warrant Tranche”), with a separate tranche being created upon each delivery of a Tranche Notice under the Purchase Agreement.  Each Warrant Tranche will grant to the Holder the right, during the Exercise Period, to exercise the Warrant and purchase up to a number of shares of Common Stock that may be purchased by payment of an Aggregate Exercise Price equal to 135% of the Tranche Purchase Price for the applicable Tranche Notice.  Attached to this Warrant is a schedule (the “Warrant Tranche Schedule”) that sets forth the issuance date, the number of Warrant Shares, and the Exercise Price for each Warrant Tranche.  The Warrant Tranche Schedule shall be updated by the Company, with an updated copy provided to the Holder, promptly following each exercise of this Warrant.  No portion of this Warrant shall vest or be exercisable except under the Warrant Tranches.

In no event shall the Company be permitted to deliver a Tranche Notice if the number of registered shares underlying this Warrant is insufficient to cover the portion of the Warrant that will vest and become exercisable in connection with such Tranche Notice.

ARTICLE 1
EXERCISE OF WARRANT.

1.1          Mechanics of Exercise.

(a)           On each Tranche Notice Date, that portion of the Warrant equal to 135% of the Tranche Amount shall vest and become exercisable, and such vested portion may be exercised at any time during the Exercise Period on or after such Tranche Notice Date.  Any portion of the Warrant that becomes exercisable in connection with the delivery of the Tranche Notice and is exercised by Holder in accordance with this Section 1.1 shall be deemed exercised (i) on the applicable Tranche Notice Date, if the Company receives the Exercise Delivery Documents from the Holder by 6:30 p.m. Eastern time on the Tranche Notice Date, or (ii) on the next Trading Day, if the Company receives the Exercise Delivery Documents from the Holder after 6:30 p.m. Eastern Time on the applicable Tranche Notice Date or on any subsequent date.

(b)           Subject to the terms and conditions hereof including without limitation clause (a) above, this Warrant may be exercised by the Holder on any day during the Exercise Period, in whole or in part, by (i) delivery of a written notice to the Company, in the form attached hereto as Appendix 1 (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, by the issuance and delivery of a recourse promissory note substantially in the form attached hereto as Appendix 2 (each, a “Recourse Note”), or, if applicable, by cashless exercise pursuant to Section 1.4.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           On the same Trading Day on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”) by 10:30 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”) and (i) provided that the Transfer Agent is participating in The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, or (ii) if the Transfer Agent is not participating in the DTC FAST Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, which certificate shall not be imprinted with any restrictive legends and no stop transfer order shall be placed against the transfer thereof.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificate(s) evidencing the Warrant Shares (as the case may be).

(d)           If this Warrant is submitted in connection with any exercise pursuant to this Section 1.1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company, upon the request of the Holder, shall as soon as practicable and in no event later than three Trading Days after any exercise and return of the previously issued Warrant, at its own expense issue a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

1.2           Exercise Price.  For purposes of this Warrant, “Exercise Price” means, subject to adjustment as provided herein: (i) until the first Tranche Notice Date after the Issuance Date, $0.15 per Warrant Share as set forth on the face of this Warrant, and (ii) on and after the first Tranche Notice Date after the Issuance Date and each subsequent Tranche Notice Date, an amount per Warrant Share equal to the Closing Sale Price of a share of Common Stock on the applicable Tranche Notice Date.

1.3           Number of Shares.  The number of Warrant Shares underlying this Warrant and each Warrant Tranche, subject to further adjustment as provided under Article 2 herein, shall be, with respect to the portion of this Warrant that becomes exercisable on any Tranche Notice Date including the first Tranche Notice Date, a number of shares equal to the Tranche Purchase Price set forth in the applicable Tranche Notice multiplied by 135%, with the resulting sum divided by the Closing Bid Price of a share of Common Stock on the Tranche Notice Date.  For example, if the Tranche Purchase Price is $1,000,000 and the Closing Bid Price is $0.20, then the number of Warrant Shares underlying that Warrant Tranche shall be $1,000,000 x 135% = $1,350,000 divided by $0.20 = 6,750,000 shares of Common Stock.  (In the foregoing example, following issuance of 6,750,000 Warrant Shares, the number of shares underlying this Warrant would be decreased by such 6,750,000 shares.)  On each Tranche Notice Date, the number of Warrant Shares underlying the related Warrant Tranche shall vest and become exercisable, and the aggregate number of Warrant Shares underlying this Warrant that are currently exercisable shall automatically adjust up or down to account for the change in the number of Warrant Shares covered by the new Warrant Tranche and for any Warrant Shares issued upon any prior or simultaneous exercise of this Warrant.

1.4           Cashless Exercise.  Notwithstanding anything contained herein to the contrary (other than Sections 1.1(a) and 1.1(c) above and 1.6 below), if at any time a registration statement is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (B-C) x A
                                B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

1.5           Company’s Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to timely issue to the Holder or its designee a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day that the issuance of such Warrant Shares is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of Warrant Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such Warrant Shares to the Holder without violating Section 1.1.  In addition to the foregoing, if after the Company’s receipt of the applicable Exercise Delivery Documents the Company shall fail to timely issue to the Holder or its designee a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or to credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and to issue such Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder or its designee a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock sold by Holder in satisfaction of its obligations, times (B) the Closing Bid Price on the date of exercise.

1.6           Exercise Limitation.  Notwithstanding any other provision, at no time may the Holder exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder would result in the Holder owning more than 9.99% of all of such Common Stock as would be outstanding on such Exercise Date, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  In addition, as of any date, the aggregate number of shares of Common Stock into which this Warrant is exercisable within 61 days, together with all other shares of Common Stock then beneficially owned (as such term is defined in Rule 13(d) under the Exchange Act) by Holder and its affiliates, shall not exceed 9.99% of the total outstanding shares of Common Stock as of such date.  At no time when the number of Warrant Shares then owned by the Holder, when aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder, would result in the Holder owning more than 1.0% of all outstanding Common Stock will Holder vote or cause to be voted any such shares.

1.7           Restrictions.  For so long as Holder holds this Warrant or any Warrant Shares, Holder will not:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 1.7.

1.8           Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

1.9           Insufficient Authorized Shares.  If at any time while this Warrant (or any portion thereof) remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise in full of any unexercised portion of this Warrant (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the unexercised portion of the Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall use commercially reasonable efforts to hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

1.10         Termination of Warrant.  In the event that the sum of the aggregate Tranche Purchase Price for all Tranche Shares reaches the Maximum Placement under the Stock Purchase Agreement, any portion of this Warrant that remains unvested on such Termination Date shall automatically be cancelled with no further action of the Company or the Holder effective as of such Termination Date.

ARTICLE 2
ADJUSTMENT UPON SUBDIVISION OR COMBINATION OF COMMON STOCK

If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this ARTICLE 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

ARTICLE 3
PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS

3.1           Purchase Rights.  In addition to any adjustments pursuant to ARTICLE 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

3.2           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3.2 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Required Holders confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Required Holders would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Required Holders will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Required Holders would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section 3.2  shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

3.3           Notwithstanding the foregoing, in the event of a Fundamental Transaction other than one in which the Successor Entity is a Public Successor Entity that assumes this Warrant such that this Warrant shall be exercisable for the publicly traded common stock of such Public Successor Entity, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model using a volatility equal to the 100 day average historical price volatility prior to the date of the public announcement of such Fundamental Transaction.

ARTICLE 4
NONCIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as the Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the unexercised portion of the Warrant then outstanding (without regard to any limitations on exercise).

ARTICLE 5
WARRANT HOLDER NOT DEEMED A STOCKHOLDER

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this ARTICLE 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

ARTICLE 6
REISSUANCE OF WARRANTS; COMPANY CALL RIGHT

6.1          Transfer of Warrant.

(a)           This Warrant and the Warrant Shares constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Act”) and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, except in connection with a bona fide pledge or transfer to an affiliate of Holder, (i) the Warrant and the Warrant Shares may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) Investor shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which may be Luce Forward Hamilton & Scripps LLP (“Luce Forward”)), in a form generally acceptable to the Company, to the effect that the Warrant or the Warrant Shares, as applicable, to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (C) the Warrant or the Warrant Shares, as applicable, can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144 or Rule 144A promulgated under the Act, as applicable.

(b)           So long as is required by this Section 6.1, the certificates or other instruments representing the Warrant shall bear any legends as required by applicable state securities or “blue sky” laws, in addition to the restrictive legend set forth on the front page of this Warrant.  The parties acknowledge and agree that the Warrant Shares will be issued without any restrictive legends.

(c)           If this Warrant is to be transferred, in accordance with this Section 6.1, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

6.2           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

6.3           Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

6.4           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6.1 or Section 6.3, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

6.5           Company Call Right. If a Funding Default occurs and the Holder has not previously exercised this Warrant in full, the Company shall have the right to demand the surrender of this Warrant, or any remaining portion thereof, from the Holder without compensation, and the Holder shall promptly surrender this Warrant, or remaining portion thereof. Following such demand for surrender, this Warrant shall automatically be canceled and shall have no further force or effect.

ARTICLE 7
NOTICES

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock as such or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

ARTICLE 8
AMENDMENT AND WAIVER

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder; provided that except as provided herein, no such action may increase the exercise price of the Warrant or decrease the number of shares or class of stock obtainable upon exercise of the Warrant without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding

ARTICLE 9
GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

ARTICLE 10
CONSTRUCTION; HEADINGS

This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

ARTICLE 11
DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within 2 Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within 2 Trading Days submit via facsimile (a) the disputed determination of the Exercise Price or arithmetic calculation to an independent, reputable investment bank or independent registered public accounting firm selected by Holder subject to Company’s approval, which may not be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent registered public accounting firm.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 3 Trading Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

ARTICLE 12
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE 13
DEFINITIONS

For purposes of this Warrant, the following terms shall have the following meanings:

13.1         “Bloomberg” means Bloomberg Financial Markets.

13.2         “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to ARTICLE 11.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

13.3         “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

13.4         “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

13.5         “Exercise Period” means that period beginning on the Trading Day immediately following the effective date of the Registration Statement (or, in the case of a cashless exercise pursuant to Section 1.4 hereof, the first date on which Warrant Shares are eligible for resale without limitation under Rule 144) and continuing until the earlier of (i) 11:59 p.m., Eastern time, on the third (3rd) anniversary of the effective date of the Registration Statement, or (ii) a Funding Default; provided, however, that the Exercise Period shall be suspended for any period during which either (A) the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or the Registration Statement or prospectus included therein is otherwise unavailable for the resale of Warrant Shares, or (B) Warrant Shares are not eligible for resale without limitation under Rule 144 under the Securities Act (it being understood that the Holder shall not be permitted to exercise all or any portion of this Warrant during any such suspension period).

13.6         “Fundamental Transaction” means that the (A) Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, other than persons or groups who exceed such ownership level as of the date of issuance of this Warrant.

13.7         “Funding Default” means a failure by Investor to accept a Tranche Notice delivered by the Company, provided such Tranche Notice was delivered in accordance with the terms and conditions of the Purchase Agreement (including the timely and full satisfaction of the conditions to the obligation of Investor to accept a Tranche Notice set forth in Section 2.3(c) of the Purchase Agreement), and to acquire and pay for the Preferred Shares in accordance therewith upon delivery of such Preferred Shares to the Investor in accordance with the terms of the Purchase Agreement (and the timely delivery by the Company of the other Required Tranche Deliveries required to be delivered by it and the timely and full satisfaction by the Company of all other conditions for the Tranche Closing required to be satisfied by it as set forth in Sections 2.3(d) and (e) of the Purchase Agreement).

13.8         “Investor” means Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Life Sciences Capital Partners, LLC (including its designees, successors and assigns).

13.9         “Maximum Placement” means $7,500,000.00.

13.10       “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

13.11       “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

13.12       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

13.13       “Preferred Shares” means shares of Series B Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to the Purchase Agreement.

13.14       “Purchase Agreement” means the Preferred Stock Purchase Agreement dated July 19, 2010, by and among the Company and the investors referred to therein, as amended by the Amendment, dated as of April 4, 2011.

13.15       “Registration Statement” means a registration statement registering for resale the Warrant Shares, and except where the context otherwise requires, means the registration statement, as amended, including (i) all documents filed as a part thereof and (ii) any information contained in a prospectus filed with the Securities and Exchange Commission in connection with such registration statement, to the extent such information is deemed under the Act to be part of the registration statement.

13.16       “Required Holders” means the Holders of the Warrants representing at least a majority of shares of Warrant Shares underlying the Warrants then outstanding.

13.17       “Trading Market” means the OTCQB Marketplace, OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

13.18       “Public Successor Entity” means a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on a Trading Market.

13.19       “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

13.20       “Trading Day” means any day on which the Common Stock is traded on a Trading Market; provided that it shall not include any day on which the Common Stock (a) is suspended from trading, or (b) is scheduled to trade on such exchange or market for less than 5 hours.

13.21       “Tranche Closing” has the meaning set forth in the Purchase Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ADVAXIS, INC.

By:	/s/ Mark J. Rosenblum
Name: Mark J. Rosenblum
Title: Chief Financial Officer, Senior Vice President and Secretary

By:	/s/ Thomas A. Moore
Name: Thomas A. Moore
Title: Chief Executive Officer and Chairman

APPENDIX 1

EXERCISE NOTICE

ADVAXIS, INC.

The undersigned hereby exercises the right to purchase ________________ shares of Common Stock (“Warrant Shares”) of Advaxis, Inc., a Delaware corporation (“Company”), evidenced by the attached Warrant to Purchase Common Stock (“Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.  The Holder intends that payment of the Exercise Price shall be made as:

___     Cash Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share ___

___     Cashless Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share ___

___     Recourse Note Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share

Please issue:

___     A certificate or certificates representing said shares of Common Stock in the name specified below

___     Said shares in electronic form to the Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) specified below.

HOLDER NAME:

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges the foregoing Exercise Notice and hereby directs [_______________________________] to issue the above indicated number of shares of Common Stock as specified above, in accordance with the Transfer Agent Instructions dated [_______________________________] from the Company, and acknowledged and agreed to by the transfer agent.

ADVAXIS, INC.

By:
Name:
Title:

APPENDIX 2

FORM OF NOTE

SECURED PROMISSORY NOTE

$[_____________]	Date: [________], 20[__]

FOR VALUE RECEIVED, Optimus CG II, Ltd. (“Borrower”) promises to pay to the order of Advaxis, Inc. (“Lender”), at [________], or at such other place as Lender may from time to time designate in writing, the principal sum of $[________], with interest, as follows:

1.           Purpose; Defined Terms.  This Secured Promissory Note (the “Note”) is a full recourse secured promissory note being issued and delivered by Borrower to Lender pursuant to the terms of (i) that certain Preferred Stock Purchase Agreement dated as of July 19, 2010 by and between Investor and Lender, as amended by the Amendment dated as of April 4, 2011 (the “Purchase Agreement”) and (ii) that certain Warrant issued by Lender to Borrower, dated April 4, 2011 (the “Warrant”), as good and valuable consideration and payment in full of the exercise price payable upon exercise of the Warrant.  On or prior to the date hereof, Borrower has executed and delivered to Lender an Amended and Restated Security Agreement (the “Security Agreement”) in the form attached to the Warrant as Appendix 3 thereto, which remains in full force and effect as of the date hereof.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Interest.  The principal balance outstanding, from time to time, shall bear interest from and after the date hereof at the rate of 2.0% per year.  Interest shall be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated.  Interest not paid when due shall be added to the principal.

3.           Payments.  If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note shall be due and payable on the fourth anniversary of the date of this Note (“Maturity Date”); provided, however, that in no event shall this Note be due or payable at any time that (a) Lender is in default of any preferred stock purchase agreement for Series B Preferred Stock or any Warrant issued pursuant thereto, or any loan agreement or other material agreement, or (b) there are any shares of Series B Preferred Stock of Lender issued or outstanding.  Borrower shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium.  In the event that Lender redeems all or a portion of any shares of Series B Preferred Stock then held by Borrower, Borrower shall apply, and Lender may offset, the proceeds of any such redemption to pay down the accrued interest and outstanding principal of this Note.  All payments shall be first be applied to interest, then to reduce the outstanding principal.

4.           Full Recourse Note.  THIS IS A FULL RECOURSE PROMISSORY NOTE.  Accordingly, notwithstanding that Borrower’s obligations under this Note are secured by the Note Collateral (as defined in the Security Agreement), in the event of a material Default (as defined below) hereunder, Lender shall have full recourse to all the other assets of Borrower.  Moreover, Lender shall not be required to proceed against or exhaust any Note Collateral, or to pursue any Note Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower’s assets.

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5.           Default.  Any one or more of the following shall constitute a “default” under this Note (each, a “Default”):  (i) a default in the payment when due of any amount hereunder, (ii) Borrower’s refusal to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Sections 2 and 3 of the Security Agreement, Note Collateral is transferred by Borrower without being replaced by Pledged Securities (as defined in the Security Agreement) of equal or greater fair market value on the date of transfer, and (iv) the levying of any attachment, execution or other process against Borrower, or subject to Sections 2 and 3 of the Security Agreement, the Note Collateral or any material portion thereof.

6.           Default Rights.

a.          Upon the occurrence of any payment Default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable.  A delay by Lender in exercising any right of acceleration after a Default shall not constitute a waiver of the Default or the right of acceleration or any other right or remedy for such Default.  The failure by Lender to exercise any right of acceleration as a result of a Default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other Default, whenever occurring.

b.          Further, upon the occurrence of any material non-monetary Default, following 30 days notice from Lender to Borrower specifying the Default and demanded manner of cure for such non-monetary Default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a Default under the applicable Uniform Commercial Code, as then in effect.  In addition to its other rights and remedies, Borrower agrees that upon the occurrence of a Default, Lender may take any and all actions with respect to the Note Collateral as permitted under the Security Agreement.

c.          The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

7.           Security.  This Note is secured to the extent and in the manner set forth in the Security Agreement.

8.           Additional Terms.

a.          No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the Default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

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b.          No Oral Waivers or Modifications.  No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

c.          Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Note shall be entitled to recover its reasonable attorneys fees and costs.

d.          Governing Law.  This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws.

e.          Severability.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Note shall be held to be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

f.           Currency.  Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to Lender at the address of Borrower, or at such other address as may be specified in a written notice to Borrower given by Lender.

g.          Weekend; Holidays. If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday in the United States of America , such payment shall be made on the next succeeding business day in the United States of America.

h.          Usury.  If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

i.           Entire Agreement.  This Note, the Warrant, the Security Agreement, the Purchase Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

3

By:
Name:
Title:

4

APPENDIX 3

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of April 4, 2011 (“Agreement”), by and between Optimus CG II, Ltd. (“Borrower”), and Advaxis, Inc., a Delaware corporation (“Lender”).

WHEREAS, Lender and an affiliate of Borrower have entered into that certain Preferred Stock Purchase Agreement dated as of September 24, 2009 (the “Initial Purchase Agreement”) pursuant to which Lender issued to Borrower a warrant (the “Initial Warrants”) to purchase up to 33,750,000 shares of common stock, $0.001 par value, of Lender (the “Common Stock”);

WHEREAS, on January 5, 2010, March 15, 2010 and May 4, 2010, Borrower issued certain secured promissory notes in favor of Lender (as amended from time to time, the “Initial Notes”) in lieu of the cash payment of the exercise price of the Initial Warrants beneficially owned by Borrower;

WHEREAS, Lender has issued to Borrower a warrant (the “Tranche Closing Warrants”) to purchase up to 2,818,000 shares of Common Stock which provide that Borrower may issue a secured promissory note (the “Tranche Closing Note”) in lieu of the cash payment of the exercise price of the Tranche Closing Warrants;

WHEREAS, Lender and an affiliate of Borrower have entered into that certain Preferred Stock Purchase Agreement dated as of July 19, 2010 (the “Additional Purchase Agreement”, and together with the Initial Purchase Agreement, the “Purchase Agreements”) pursuant to which Lender agreed to issue to Borrower a warrant to purchase up to 40,500,000 shares of Common Stock (the “Additional Warrants”);

WHEREAS, on August 2, 2010, September 27, 2010, November 2, 2010, December 15, 2010 and March 1, 2011, Borrower issued certain secured promissory notes in favor of Lender (as amended from time to time, the “Additional Notes”) in lieu of the cash payment of the exercise price of the Additional Warrants;

WHEREAS, Lender, an affiliate of Borrower and Borrower have entered into that certain Amendment No. 1 to the Additional Purchase Agreement dated as of April 4, 2011 (the “Amendment”) pursuant to which Lender agreed to issue to Borrower a warrant to purchase up to 25,560,000 shares of Common Stock (the “New Warrants”, and together with the Initial Warrants, the Tranche Closing Warrants and the Additional Warrants, the “Warrants”);

WHEREAS, to the extent elected by Borrower, in its sole discretion, Lender has agreed to accept one or more secured promissory notes, in the form attached as Appendix 2 to the New Warrants (collectively, the “New Notes”, and together with the Initial Notes, the Tranche Closing Note and the Additional Notes, the “Notes”) in lieu of the cash payment of the exercise price of any of the New Warrants;

WHEREAS, in connection with the amendment and restatement of the Initial Notes in accordance with the terms and conditions of the Additional Purchase Agreement, Borrower and Lender entered into a Security Agreement, dated as of July 19, 2010 (the “Security Agreement”), which amended and restated the grant of security interests in favor of Lender by Borrower provided in the Initial Notes and, upon issuance of the Additional Notes and the Tranche Closing Note, further granted security interests with respect to such Additional Notes and Tranche Closing Note in favor of Lender, in each case as therein provided;

WHEREAS, in connection with the issuance of the New Warrants in accordance with the terms and conditions of the Additional Purchase Agreement as amended by the Amendment, Borrower must execute and deliver to Lender a security agreement in substantially the form hereof; and

WHEREAS, this Agreement amends and restates the grant of security interests in favor of Lender by Borrower provided in the Security Agreement and, upon issuance of any New Notes, further grants security interests with respect to such New Notes in favor of Lender, in each case as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Security Interest.  Borrower hereby amends and restates the grant of security interests provided in the Security Agreement as provided herein.  Borrower hereby grants to Lender, to secure the payment and performance in full of any indebtedness arising pursuant to the Notes outstanding from time to time (the “Obligations”), a security interest in and so pledges all of Borrower’s right, title, and interest in and to all of the following (subject to Sections 2 and 3 below), now owned or hereafter acquired or arising (together the “Collateral” and, with respect to the portion of the Collateral that secures any given Note, the “Note Collateral”):

(a)           Publicly traded or otherwise free-trading shares of common stock, preferred stock, bonds, notes and/or debentures (collectively, “Pledged Securities”) with a fair market value both on the date hereof and on the date of issuance of each Note at least equal to the principal amount of the Notes then outstanding, based upon the trading price of such securities on (i) the Pink Sheets, the OTCQB Marketplace or the OTC Bulletin Board, if applicable or (ii) otherwise, the fair market value of such Pledged Securities as reasonably set forth on the books and records of Borrower;

(b)           all rights of Borrower with respect to or arising out of the Pledged Securities, including voting rights, and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

(c)           all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

2.           Margin Regulations.  Notwithstanding the foregoing, no Pledged Securities or other Collateral shall consist of “Margin Stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States).

3.           Replacement Securities.  So long as any Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities or to the extent any securities or other assets that were Collateral hereunder cease to be Collateral pursuant to Section 2 above, Borrower shall promptly provide replacement securities of equal or greater fair market value.

4.           Rights With Respect to Distributions.  So long as no Default (as defined in Section 9 below) shall have occurred and be continuing under any given Note, Borrower shall be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Note Collateral.  However, upon the occurrence and during the continuance of any such Default, Lender shall have the sole right (unless otherwise agreed by Lender) to receive and retain dividends and distributions and apply them to the outstanding balance of the Note under which the Default has occurred or hold them as Note Collateral, at Lender’s election.

5.           Voting Rights.  So long as no Default shall have occurred and be continuing under any given Note, Borrower shall be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Note Collateral.  However, upon the occurrence and during the continuance of any Default, all rights of Borrower to exercise the voting rights that Borrower would otherwise be entitled to exercise with respect to the Note Collateral shall cease and (unless otherwise agreed by Lender) all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such rights.

6.           Financing Statement; Further Assurances.  Borrower agrees, concurrently with executing this Agreement, that Lender may file a UCC-1 financing statement relating to the Note Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary.  Borrower further agrees that after any Default, provided that such Default remains uncured for at least a period of twenty calendar days after Borrower’s receipt of written notice of such Default from Lender, and at any time and from time to time thereafter until such Default has been cured, Borrower shall promptly execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Note Collateral, including, without limitation, requiring delivery of the Note Collateral to Lender to hold as secured party.

7.           Powers of Lender.  Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion:  To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 7 and, more broadly, this Agreement including, without limitation:  (i) to exercise voting and consent rights with respect to Note Collateral in accordance with this Agreement, (ii) during the continuance of any Default, to receive, endorse and collect all instruments or other forms of payment made payable to Borrower in respect of the Note Collateral or any part thereof and to give full discharge for the same, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any Default, to liquidate any Note Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Obligations or to place such proceeds into a cash collateral account or to transfer the Note Collateral into the name of Lender, all at Lender’s sole discretion, (v)  to enter into any extension, reorganization or other agreement relating to or affecting the Note Collateral, and, in connection therewith, to deposit or surrender control of the Note Collateral, (vi) to accept other property in exchange for the Note Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Note Collateral or any part thereof.

8.           No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the Default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

9.           Default. Any one or more of the following shall constitute a default under any Note (each, a “Default”): (i) a default in the payment when due of any amount under such Note, (ii) Borrower’s refusal to perform any material term, provision or covenant under such Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Sections 2 and 3 of this Agreement, the Note Collateral is transferred by Borrower without being replaced by Pledged Securities of equal or greater fair market value on the date of transfer, and (iv) the levying of any attachment, execution or other process against Borrower, or, subject to Sections 2 and 3 of this Agreement, the Note Collateral or any material portion thereof.

10.         Default Rights.

(a)           Upon the occurrence of any material non-monetary Default, following 30 days notice from Lender to Borrower specifying the Default and demanded manner of cure for such non-monetary Default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a Default under the applicable Uniform Commercial Code, as then in effect.

(b)           In addition to its other rights and remedies, Borrower agrees that, upon the occurrence of any Default under any given Note, Lender may in its sole discretion do or cause to be done any one or more of the following:

(i)
Proceed to realize upon the Note Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Note Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Note Collateral.

(ii)	If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Note Collateral or any portion thereof.

(iii)	Transfer all or any part of the Note Collateral into Lender’s name or in the name of its nominee or nominees.

(iv)
Vote all or any part of the Note Collateral (whether or not transferred into the name of Lender) and give all consents, waivers and ratifications in respect of the Note Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

(c)           Borrower acknowledges that all or part of foreclosure of the Note Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Note Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Note Collateral for their own account, for investment and not with a view to its distribution or resale.  Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers.  Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

(d)           If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Note Collateral, Borrower shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable efforts to secure the same.

(e)           The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Note Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds shall be applied by Lender toward the payment of the Obligations.

11.          Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Agreement and/or the Notes shall be entitled to recover its reasonable attorneys fees and costs.

12.          Entire Agreement, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE NOTES, THE WARRANTS AND THE PURCHASE AGREEMENTS AND THE OTHER TRANSACTION DOCUMENTS (AS DEFINED IN THE PURCHASE AGREEMENTS), REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that any party may give a waiver in writing as to itself. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both Borrower and Lender.

13.          Governing Law; Jurisdiction; Service of Process; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.          Addresses for Notices.  All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Additional Purchase Agreement and (b) shall be delivered, (i) in the case of notice to Borrower, by delivery of such notice to Borrower at the address specified on the page following the signature page hereto or at such other address as shall be designated by Borrower in a written notice to Lender in accordance with the provisions thereof, and (ii) in the case of notice to Lender, by delivery of such notice to Lender at the address specified on the page following the signature page hereto or at such other address as shall be designated by Lender in a written notice to Borrower in accordance with the provisions thereof.

15.          Termination Date.  This Agreement shall automatically terminate on the later of the date that (i) is three years after the Effective Date of the Additional Purchase Agreement and (ii) no Notes remain outstanding (the “Termination Date”).  Lender agrees that from and after the Termination Date, Lender will, from time to time, at the expense and at the request of Borrower, promptly following any such request of Borrower: (i) deliver to Borrower such termination statements, releases, assignments or other agreements or instruments, in form and substance reasonably satisfactory to Borrower, as Borrower may reasonably request to evidence the termination of this Agreement, the payment or other satisfaction in full of all the Obligations and to evidence, effect or confirm the release and termination of any and all security interests and other liens created hereunder or pursuant to the Notes or otherwise securing the Obligations, and (ii) deliver any Collateral held by Lender to Borrower or, as applicable, instruct the relevant custodian to deliver such Collateral to the Borrower.  Except as provided in Sections 12 through 16, which shall survive the Termination Date, from and after the Termination Date, this Agreement shall be null and void and of no further force and effect.

16.          Miscellaneous.

(a)           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)           Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(e)           Unless the context of this Agreement  clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection and clause references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

(f)           This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, intending to be legally bound, Borrower has caused this Agreement to be duly executed as of the date first above written.

OPTIMUS CG II, LTD.

By:
Name:
Title:

Accepted:

ADVAXIS, INC.

By:
Name:
Title:

Addresses for Notice

To Lender:

Advaxis, Inc.
The Technology Centre of New Jersey
675 Route 1, Suite 119
North Brunswick, NJ 08902
Fax No.:  (732) 545-1084
Attention: Thomas A. Moore
Email: moore@advaxis.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Attention:  Robert H. Cohen, Esq.
Fax No.:  (212) 801-6400
Email:  cohenr@gtlaw.com

To Borrower:

Optimus CG II, Ltd.
Cricket Square, Hutchins Drive
Grand Cayman, KY1-1111
Cayman Islands
Fax No.:  (310) 444-5300
Email:  info@optimuscg.com

with a copy (which shall not constitute notice) to:

Luce Forward Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, California 92101
Attention:  S. Elizabeth Foster, Esq.
Fax No.:  (619) 645-5361
Email:  efoster@luce.com

Exhibit 10.1

AMENDMENT NO. 1 TO PREFERRED STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into and effective as of April 4, 2011 (the “Amendment Effective Date”), by and between Advaxis, Inc., a Delaware corporation (“Company”), Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Life Sciences Capital Partners, LLC (including its designees, successors and assigns, “Investor”) and Optimus CG II, Ltd., a Cayman Islands exempted Company (including its designees, successors and assigns, “Holder”).  Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Preferred Stock Purchase Agreement (as defined below).

WHEREAS, the Company and the Investor previously entered into that certain Preferred Stock Purchase Agreement, dated as of July 19, 2010 (the “Preferred Stock Purchase Agreement”) pursuant to which, among other things, the Company (i) agreed to issue to the Investor up to 750 shares of Series B Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), subject to the terms and conditions set forth in the Preferred Stock Purchase Agreement and (ii) issued a warrant to Holder (as Investor’s designee), dated as of July 19, 2010, to purchase up to 40,500,000 shares of the Common Stock of the Company (the “Existing Warrant”);

WHEREAS, as of the date hereof, the Existing Warrant has been exercised with respect to 40,449,962 Warrant Shares such that only 50,038 Warrant Shares remain unvested and unexercised under the Existing Warrant; and

WHEREAS, in furtherance of the transactions contemplated by the Preferred Stock Purchase Agreement, (i) the Company desires to issue to the Holder a warrant to purchase up to 25,560,000 shares of Common Stock of the Company, in the form attached hereto as Exhibit A (the “Additional Warrant”), (ii) the parties desire to amend certain provisions of the Preferred Stock Purchase Agreement in accordance with Section 9.3 thereof to effect the issuance of the Additional Warrant and (iii) at such time as the SEC declares effective a registration statement that includes the shares of Common Stock underlying the Additional Warrant, the Company, the Investors and the Holder desire that the Existing Warrant be cancelled.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.	Amendments to Preferred Stock Purchase Agreement.

(a)           Article 1 of the Preferred Stock Purchase Agreement is hereby amended so that the following definitions are either added in alphabetical order or, as applicable, amended and restated to read in their entirety as stated below:

“Agreement” means this Preferred Stock Purchase Agreement, as amended by the Amendment, and as may be further amended from time to time.

“Amendment” means Amendment No. 1 to Preferred Stock Purchase Agreement, dated as of April 4, 2011, by and between the Company, Investor and Holder.

“Amendment Effective Date” means the Amendment Effective Date as defined in the Amendment.

“Material Adverse Effect” means a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company, or (iii) the Company’s ability to perform in any material respect its obligations under any Transaction Document; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates; (b) changes generally affecting the biotechnology or pharmaceutical industries; (c) any deterioration in the results of operations, assets, business or financial condition of the Company substantially resulting from (1) circumstances, conditions or risks (including, without limitation, the section titled “Risk Factors” contained in the Company’s Form 10-K for its fiscal year ended October 31, 2010) existing as of the Amendment Effective Date that are set forth in any of the SEC Reports or (2) any of the matters set forth in the Disclosure Schedule (as the same may be updated pursuant to Section 2.3(c)(ii)); (d) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (e) any decrease in the market price of the Common Stock (but excluding herefrom any condition, occurrence, state of facts or event underlying such decrease to the extent that such condition, occurrence, state of facts or event otherwise would constitute a Material Adverse Effect).

“Trading Market” means the OTCQB Marketplace, the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Transaction Documents” means this Agreement, the Amendment, the Exhibits hereto and the Exhibits to the Amendment (including the Exhibits to the Warrant).

“Warrant” means the warrant issuable under this Agreement, in the form attached to the Amendment as Exhibit A, to purchase 25,560,000 shares of Common Stock, at an initial exercise price of $0.15 per share, subject to adjustment as provided therein.

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(b)           Amendment to Section 4.1(hh).  The parties agree that the reference to “Effective Date” in the first sentence of Section 4.1(hh) shall be deleted and replaced with the term “Amendment Effective Date”.

(c)           The Address for Notice to Investor set forth on the page immediately following the signature page of the Preferred Stock Purchase Agreement is hereby amended and restated as follows:

“To Investor:

Optimus Life Sciences Capital Partners, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025
Fax No.: (310) 444-5300
Email: info@optimuscg.com

with a copy (which shall not constitute notice) to:

Luce Forward Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, California 92101
Attention: S. Elizabeth Foster, Esq.
Fax No.: (619) 645-5361
Email: efoster@luce.com”

2.	Delivery of Additional Warrant. On the Amendment Effective Date, the Company shall deliver the Additional Warrant to Holder.

3.
Cancellation of Existing Warrant.  Each of the Company, the Investor and Holder agree that at such time as the SEC declares effective a registration statement that includes the shares of Common Stock underlying the Additional Warrant, the portion of the Existing Warrant that remains unvested on such effective date shall automatically be cancelled with no further action of the Company, Investor or Holder effective as of the effective date of such registration statement.  Furthermore, each of the Investor and Holder acknowledge and agree that the Company may withdraw any registration statement that includes or included the shares of Common Stock underlying the Existing Warrant.

4.
Severability.  If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment, and the Preferred Stock Purchase Agreement, shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

5.
Effectiveness.  This Amendment shall be deemed effective as of the Amendment Effective Date.  Except as expressly amended herein, all other terms and conditions of the Preferred Stock Purchase Agreement shall remain in full force and effect.

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6.
Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Preferred Stock Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Amendment or the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

7.
Counterparts.  This Amendment may be executed in any number of counterparts (including by facsimile transmission), each of which shall be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

ADVAXIS, INC.

By:	/s/ Mark J. Rosenblum
Name: Mark J. Rosenblum
Title: Chief Financial Officer, Senior Vice President and Secretary

OPTIMUS LIFE SCIENCES CAPITAL PARTNERS, LLC

By:	/s/ Terry Peizer
Name: Terry Peizer
Title: Managing Director

OPTIMUS CG II LTD.

By:	/s/ Terry Peizer
Name: Terry Peizer
Title: Managing Director

Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of April 4, 2011 (“Agreement”), by and between Optimus CG II, Ltd. (“Borrower”), and Advaxis, Inc., a Delaware corporation (“Lender”).

WHEREAS, Lender and an affiliate of Borrower have entered into that certain Preferred Stock Purchase Agreement dated as of September 24, 2009 (the “Initial Purchase Agreement”) pursuant to which Lender issued to Borrower a warrant (the “Initial Warrants”) to purchase up to 33,750,000 shares of common stock, $0.001 par value, of Lender (the “Common Stock”);

WHEREAS, on January 5, 2010, March 15, 2010 and May 4, 2010, Borrower issued certain secured promissory notes in favor of Lender (as amended from time to time, the “Initial Notes”) in lieu of the cash payment of the exercise price of the Initial Warrants beneficially owned by Borrower;

WHEREAS, Lender has issued to Borrower a warrant (the “Tranche Closing Warrants”) to purchase up to 2,818,000 shares of Common Stock which provide that Borrower may issue a secured promissory note (the “Tranche Closing Note”) in lieu of the cash payment of the exercise price of the Tranche Closing Warrants;

WHEREAS, Lender and an affiliate of Borrower have entered into that certain Preferred Stock Purchase Agreement dated as of July 19, 2010 (the “Additional Purchase Agreement”, and together with the Initial Purchase Agreement, the “Purchase Agreements”) pursuant to which Lender agreed to issue to Borrower a warrant to purchase up to 40,500,000 shares of Common Stock (the “Additional Warrants”);

WHEREAS, on August 2, 2010, September 27, 2010, November 2, 2010, December 15, 2010 and March 1, 2011, Borrower issued certain secured promissory notes in favor of Lender (as amended from time to time, the “Additional Notes”) in lieu of the cash payment of the exercise price of the Additional Warrants;

WHEREAS, Lender, an affiliate of Borrower and Borrower have entered into that certain Amendment No. 1 to the Additional Purchase Agreement dated as of April 4, 2011 (the “Amendment”) pursuant to which Lender agreed to issue to Borrower a warrant to purchase up to 25,560,000 shares of Common Stock (the “New Warrants”, and together with the Initial Warrants, the Tranche Closing Warrants and the Additional Warrants, the “Warrants”);

WHEREAS, to the extent elected by Borrower, in its sole discretion, Lender has agreed to accept one or more secured promissory notes, in the form attached as Appendix 2 to the New Warrants (collectively, the “New Notes”, and together with the Initial Notes, the Tranche Closing Note and the Additional Notes, the “Notes”) in lieu of the cash payment of the exercise price of any of the New Warrants;

WHEREAS, in connection with the amendment and restatement of the Initial Notes in accordance with the terms and conditions of the Additional Purchase Agreement, Borrower and Lender entered into a Security Agreement, dated as of July 19, 2010 (the “Security Agreement”), which amended and restated the grant of security interests in favor of Lender by Borrower provided in the Initial Notes and, upon issuance of the Additional Notes and the Tranche Closing Note, further granted security interests with respect to such Additional Notes and Tranche Closing Note in favor of Lender, in each case as therein provided;

WHEREAS, in connection with the issuance of the New Warrants in accordance with the terms and conditions of the Additional Purchase Agreement as amended by the Amendment, Borrower must execute and deliver to Lender a security agreement in substantially the form hereof; and

WHEREAS, this Agreement amends and restates the grant of security interests in favor of Lender by Borrower provided in the Security Agreement and, upon issuance of any New Notes, further grants security interests with respect to such New Notes in favor of Lender, in each case as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Security Interest.  Borrower hereby amends and restates the grant of security interests provided in the Security Agreement as provided herein.  Borrower hereby grants to Lender, to secure the payment and performance in full of any indebtedness arising pursuant to the Notes outstanding from time to time (the “Obligations”), a security interest in and so pledges all of Borrower’s right, title, and interest in and to all of the following (subject to Sections 2 and 3 below), now owned or hereafter acquired or arising (together the “Collateral” and, with respect to the portion of the Collateral that secures any given Note, the “Note Collateral”):

(a)           Publicly traded or otherwise free-trading shares of common stock, preferred stock, bonds, notes and/or debentures (collectively, “Pledged Securities”) with a fair market value both on the date hereof and on the date of issuance of each Note at least equal to the principal amount of the Notes then outstanding, based upon the trading price of such securities on (i) the Pink Sheets, the OTCQB Marketplace or the OTC Bulletin Board, if applicable or (ii) otherwise, the fair market value of such Pledged Securities as reasonably set forth on the books and records of Borrower;

(b)           all rights of Borrower with respect to or arising out of the Pledged Securities, including voting rights, and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

(c)           all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

2.           Margin Regulations.  Notwithstanding the foregoing, no Pledged Securities or other Collateral shall consist of “Margin Stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States).

3.           Replacement Securities.  So long as any Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities or to the extent any securities or other assets that were Collateral hereunder cease to be Collateral pursuant to Section 2 above, Borrower shall promptly provide replacement securities of equal or greater fair market value.

4.           Rights With Respect to Distributions.  So long as no Default (as defined in Section 9 below) shall have occurred and be continuing under any given Note, Borrower shall be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Note Collateral.  However, upon the occurrence and during the continuance of any such Default, Lender shall have the sole right (unless otherwise agreed by Lender) to receive and retain dividends and distributions and apply them to the outstanding balance of the Note under which the Default has occurred or hold them as Note Collateral, at Lender’s election.

5.           Voting Rights.  So long as no Default shall have occurred and be continuing under any given Note, Borrower shall be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Note Collateral.  However, upon the occurrence and during the continuance of any Default, all rights of Borrower to exercise the voting rights that Borrower would otherwise be entitled to exercise with respect to the Note Collateral shall cease and (unless otherwise agreed by Lender) all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such rights.

6.           Financing Statement; Further Assurances.  Borrower agrees, concurrently with executing this Agreement, that Lender may file a UCC-1 financing statement relating to the Note Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary.  Borrower further agrees that after any Default, provided that such Default remains uncured for at least a period of twenty calendar days after Borrower’s receipt of written notice of such Default from Lender, and at any time and from time to time thereafter until such Default has been cured, Borrower shall promptly execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Note Collateral, including, without limitation, requiring delivery of the Note Collateral to Lender to hold as secured party.

7.           Powers of Lender.  Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion:  To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 7 and, more broadly, this Agreement including, without limitation:  (i) to exercise voting and consent rights with respect to Note Collateral in accordance with this Agreement, (ii) during the continuance of any Default, to receive, endorse and collect all instruments or other forms of payment made payable to Borrower in respect of the Note Collateral or any part thereof and to give full discharge for the same, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any Default, to liquidate any Note Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Obligations or to place such proceeds into a cash collateral account or to transfer the Note Collateral into the name of Lender, all at Lender’s sole discretion, (v)  to enter into any extension, reorganization or other agreement relating to or affecting the Note Collateral, and, in connection therewith, to deposit or surrender control of the Note Collateral, (vi) to accept other property in exchange for the Note Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Note Collateral or any part thereof.

8.           No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the Default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

9.           Default.  Any one or more of the following shall constitute a default under any Note (each, a “Default”):  (i) a default in the payment when due of any amount under such Note, (ii) Borrower’s refusal to perform any material term, provision or covenant under such Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Sections 2 and 3 of this Agreement, the Note Collateral is transferred by Borrower without being replaced by Pledged Securities of equal or greater fair market value on the date of transfer, and (iv) the levying of any attachment, execution or other process against Borrower, or, subject to Sections 2 and 3 of this Agreement, the Note Collateral or any material portion thereof.

10.         Default Rights.

(a)           Upon the occurrence of any material non-monetary Default, following 30 days notice from Lender to Borrower specifying the Default and demanded manner of cure for such non-monetary Default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a Default under the applicable Uniform Commercial Code, as then in effect.

(b)           In addition to its other rights and remedies, Borrower agrees that, upon the occurrence of any Default under any given Note, Lender may in its sole discretion do or cause to be done any one or more of the following:

(i)
Proceed to realize upon the Note Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Note Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Note Collateral.

(ii)	If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Note Collateral or any portion thereof.

(iii)	Transfer all or any part of the Note Collateral into Lender’s name or in the name of its nominee or nominees.

(iv)
Vote all or any part of the Note Collateral (whether or not transferred into the name of Lender) and give all consents, waivers and ratifications in respect of the Note Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

(c)           Borrower acknowledges that all or part of foreclosure of the Note Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Note Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Note Collateral for their own account, for investment and not with a view to its distribution or resale.  Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers.  Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

(d)           If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Note Collateral, Borrower shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable efforts to secure the same.

(e)           The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Note Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds shall be applied by Lender toward the payment of the Obligations.

11.         Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Agreement and/or the Notes shall be entitled to recover its reasonable attorneys fees and costs.

12.         Entire Agreement, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE NOTES, THE WARRANTS AND THE PURCHASE AGREEMENTS AND THE OTHER TRANSACTION DOCUMENTS (AS DEFINED IN THE PURCHASE AGREEMENTS), REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that any party may give a waiver in writing as to itself. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both Borrower and Lender.

13.         Governing Law; Jurisdiction; Service of Process; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.         Addresses for Notices.  All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Additional Purchase Agreement and (b) shall be delivered, (i) in the case of notice to Borrower, by delivery of such notice to Borrower at the address specified on the page following the signature page hereto or at such other address as shall be designated by Borrower in a written notice to Lender in accordance with the provisions thereof, and (ii) in the case of notice to Lender, by delivery of such notice to Lender at the address specified on the page following the signature page hereto or at such other address as shall be designated by Lender in a written notice to Borrower in accordance with the provisions thereof.

15.         Termination Date.  This Agreement shall automatically terminate on the later of the date that (i) is three years after the Effective Date of the Additional Purchase Agreement and (ii) no Notes remain outstanding (the “Termination Date”).  Lender agrees that from and after the Termination Date, Lender will, from time to time, at the expense and at the request of Borrower, promptly following any such request of Borrower: (i) deliver to Borrower such termination statements, releases, assignments or other agreements or instruments, in form and substance reasonably satisfactory to Borrower, as Borrower may reasonably request to evidence the termination of this Agreement, the payment or other satisfaction in full of all the Obligations and to evidence, effect or confirm the release and termination of any and all security interests and other liens created hereunder or pursuant to the Notes or otherwise securing the Obligations, and (ii) deliver any Collateral held by Lender to Borrower or, as applicable, instruct the relevant custodian to deliver such Collateral to the Borrower.  Except as provided in Sections 12 through 16, which shall survive the Termination Date, from and after the Termination Date, this Agreement shall be null and void and of no further force and effect.

16.         Miscellaneous.

(a)           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)           Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(e)           Unless the context of this Agreement  clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection and clause references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

(f)            This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, intending to be legally bound, Borrower has caused this Agreement to be duly executed as of the date first above written.

OPTIMUS CG II, LTD.

By:	/s/ Terry Peizer
Name: Terry Peizer
Title: Managing Director

Accepted:

ADVAXIS, INC.

By:	/s/ Mark J. Rosenblum
Name: Mark J. Rosenblum
Title: Chief Financial Officer, Senior
Vice President and Secretary

Addresses for Notice

To Lender:

Advaxis, Inc.
The Technology Centre of New Jersey
675 Route 1, Suite 119
North Brunswick, NJ 08902
Fax No.:  (732) 545-1084
Attention: Thomas A. Moore
Email: moore@advaxis.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Attention:  Robert H. Cohen, Esq.
Fax No.:  (212) 801-6400
Email:  cohenr@gtlaw.com

To Borrower:

Optimus CG II, Ltd.
Cricket Square, Hutchins Drive
Grand Cayman, KY1-1111
Cayman Islands
Fax No.: (310) 444-5300
Email: info@optimuscg.com

with a copy (which shall not constitute notice) to:

Luce Forward Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, California 92101
Attention: S. Elizabeth Foster, Esq.
Fax No.: (619) 645-5361
Email: efoster@luce.com